UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14C

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary information statement
☐	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))
☐	Definitive information statement

JPX GLOBAL, INC.

(Name of Registrant as Specified in Its Charter)

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☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
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(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
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(4)	Date Filed:

JPX GLOBAL, INC.

11650 South State Street, Suite 240

Draper, Utah 84020

PRELIMINARY INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY,

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

INTRODUCTION

This Information Statement is furnished to the stockholders of JPX Global, Inc., a Nevada corporation, in connection with action taken by our board of directors and the holders of a majority in interest of our voting capital stock to effect An amendment and restatement of our Articles of Incorporation (the “Restatement”) to increase the number of authorized shares of common stock. The foregoing actions have been ratified by the written consent of the holders of a majority in interest of our voting capital stock, consisting of our outstanding common stock, Series A Preferred Stock, and Series B Preferred Stock as well as our board of directors, by written consent. We anticipate that a copy of this Preliminary Information Statement will be mailed to our shareholders as of the date hereof. We have attached a copy of the Restatement to this Information Statement for your reference.

RECORD DATE, VOTE REQUIRED AND RELATED INFORMATION

If the Restatement were not adopted by majority written consent, it would have been required to be considered by our stockholders at a special stockholders’ meeting convened for the specific purpose of approving the Restatement. The elimination of the need for a special meeting of stockholders to approve the Restatement is made possible by Section 78.320 of Nevada Revised Statutes (the “NRS”), which provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a special meeting. Pursuant to the NRS, a majority in interest of our capital stock entitled to vote thereon is required in order to approve the Restatement. In order to eliminate the costs and management time involved in holding a special meeting, our Board of Directors determined that it was in the best interests of all of our shareholders that the Restatement be adopted by majority written consent and this Information Statement to be mailed to all stockholders as notice of the action taken.

The record date for purposes of determining the number of outstanding shares of our voting capital stock, and for determining stockholders entitled to vote, is the close of business on August 22, 2017 (the “Record Date”). As of the Record Date, we had outstanding:

(i)	226,043,596 shares of common stock; and
(ii)	1,000 shares of Series A Preferred Stock, which are collectively entitled to 4 times the aggregate votes of all other classes of capital stock of the Company, and may vote with holders of the Company’s common stock on all matters which common stockholders may vote; and
(iii)	10,000,000 shares of Series B Preferred Stock, which are entitled to ten votes per share, and may vote with holders of the Company’s common stock on all matters which common stockholders may vote.

The transfer agent for our common stock is Pacific Stock Transfer Company, 6725 Via Austi Pkwy, Suite 300 Las Vegas, NV 89119.

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NO MEETING OF STOCKHOLDERS REQUIRED

We are not soliciting any votes in connection with the Restatement. The persons that have consented to the Restatement hold a majority of the Company’s outstanding voting rights and, accordingly, such persons have sufficient voting rights to approve the Restatement.

AMENDMENT AND RESTATEMENT OF ARTICLES OF INCORPORATION

We are amending and restating our Articles of Incorporation solely for the purpose of increasing the number of authorized shares of common stock to one billion five hundred million.

These changes to our Articles of Incorporation will enable the Company’s board of directors, without further authorization from shareholders, to issue up to one billion five hundred million (1,500,000,000) shares of common stock and up to 40,000,000 shares of preferred stock having such rights, privileges, and preferences as determined by the board of directors, for consideration deemed adequate in exchange for such shares. We have attached a copy of the Restatement to this Information Statement.

PLANS, ARRANGEMENTS, UNDERSTANDING OR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT TO THE ISSUANCE OF ANY NEWLY AUTHORIZED SHARES OF COMMON STOCK

We have discussed the possibility of issuing shares of common stock of the Company as a stock dividend, remuneration for management services, debt settlement, and incentive plans for new employees. We do not have any agreements, arrangements, or understandings yet with respect to any further issuances of shares of common stock, but it is likely that we will issue more common stock up to the amount of common stock authorized by our Articles of Incorporation. Any material common stock issuances will be disclosed in accordance with the disclosure requirements of the Securities Exchange Act of 1934.

The following table sets forth the beneficial ownership of each of our directors and executive officers, and each person known to us to beneficially own 5% or more of the outstanding shares of our common stock, and our executive officers and directors as a group, as of August 22, 2017. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Unless otherwise indicated, we believe that each beneficial owner set forth in the table has sole voting and investment power and has the same address as us. Our address is 11650 South State Street, Suite 240, Draper, Utah 84020. As of August 30, 2017, we had (i) 226,043,596 shares of common stock, 1,000 shares of Series A Preferred Stock, and 10,000,000 shares of Series B Preferred Stock issued and outstanding. While each share of common stock holds one vote, the shares of Series A Preferred Stock are collectively entitled to 4 times the aggregate votes of all other classes of capital stock of the Company. Shares of Series B Preferred Stock are entitled to ten votes per share. The following table describes the ownership of our voting securities (ii) by each of our officers and directors, (iii) all of our officers and directors as a group, and (iv) each person known to us to own beneficially more than 5% of our common stock or any shares of our preferred stock. .

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Amount and Nature of Beneficial Ownership
Name(1)	Sole Voting and Investment Power	Options Exercisable Within 60 Days	Other Beneficial Ownership	Total(2)	Percent of Class Outstanding(3)
Chene C. Gardner(4)	-	-	-	-	*
James P. Foran(5)	-	-	-	-	*
Joseph Caywood(6)	-	-	-	-	*
Mitchell Dean Hovendick(7)	75,250,000	-	-	75,250,000	33.29%
All current directors and executive officers as a group (1 person)	-	-	-	-	*

____________________

* Indicates less than one percent.

(1)     The address of each officer, director, and beneficial owner is c/o JPX Global, Inc., 11650 South State Street, Suite 240, Draper, Utah 84020.

(2)     The number of shares of common stock beneficially owned by any shareholder is determined by the sum of (i) all shares of common stock held directly or indirectly by such shareholder, and (ii) shares of common stock subject to options, warrants and/or conversion rights deemed beneficially owned by the shareholder that are currently exercisable or exercisable within 60 days.

(3)     The calculation of percentage of beneficial ownership is based upon: (i) 226,043,596 shares of common stock issued and outstanding as of August 30, 2017, and (ii) shares of common stock subject to options, warrants and/or conversion rights deemed beneficially held by the shareholder that are currently exercisable or exercisable within 60 days. The percentage ownership of any shareholder is determined by assuming that the shareholder has exercised all options, warrants, and conversion rights to obtain additional securities, and that no other shareholder has exercised such rights. Except as otherwise indicated below, the persons and entity named in the table have sole voting and investment power with respect to all shares of common stock and voting rights shown as beneficially owned by them, subject to applicable community property laws.

(4)    Chief Executive Officer, Chief Financial Officer and sole Director of the Company.

(5)    Former Chief Executive Officer, Chief Financial Officer and sole Director of the Company.

(6)    Former Chief Executive Officer, Chief Financial Officer and sole Director of the Company.

(7) Controlling shareholder of the Company. Includes 10,000,000 shares of Series B Preferred Stock which are convertible into a total of 100,000,000 shares of common stock. Excludes 1,000 shares of Series A Preferred Stock held by Mr. Hovendick which have super-voting rights of 4 times the aggregate votes of all other classes of capital stock of the Company, and may vote with holders of the Company’s common stock on all matters which common stockholders may vote, but have no conversion, dividend, and liquidation rights. If the votes of the Series A and Series B Preferred Stock were taken into account, Mr. Hovendick would beneficially hold 87.74% of the voting securities of the Company.

NO DISSENTER’S RIGHTS

Under the NRS, stockholders are not entitled to dissenter’s rights of appraisal with respect to the restatement of our Articles of Incorporation.

PROPOSALS BY SECURITY HOLDERS

No security holder has requested us to include any additional proposals in this Information Statement.

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INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

No officer, director or director nominee has any substantial interest in the matters acted upon by our Board and shareholders, other than his role as an officer, director or director nominee. No director has informed us that he intends to oppose the Restatement.

ADDITIONAL INFORMATION

We file reports with the Securities and Exchange Commission (the “SEC”). These reports include annual and quarterly reports, as well as other information the Company is required to file pursuant to the Securities Exchange Act of 1934. You may read and copy materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one Information Statement is being delivered to multiple security holders sharing an address unless we received contrary instructions from one or more of the security holders. We shall deliver promptly, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered. A security holder can notify us that the security holder wishes to receive a separate copy of the Information Statement by sending a written request to us at 11650 South State Street, Suite 240, Draper, Utah 84020, or by calling us at (801) 816-2523. A security holder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future information statements and proxy statements, if any, and annual reports of the Company.

BY ORDER OF THE BOARD OF DIRECTORS

OF JPX GLOBAL, INC.

/s/ Chene C. Gardner

Chene C. Gardner

Chief Executive Officer

August 30, 2017

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AMENDED AND RESTATED ARTICLES OF INCORPORATION

JPX Global, Inc., a corporation organized and existing under the laws of the State of Nevada, hereby certifies as follows:

1.       Originally incorporated under the name of Strategic Growth Ventures, Inc., the original Articles of Incorporation of the corporation were filed with the Secretary of State of Nevada on January 4, 2005.

2.       Pursuant to Chapter 78, Title 7 of Nevada Revised Statutes, these Amended and Restated Articles of Incorporation restate in its entirety and integrate and further amend the provisions of the Articles of Incorporation of this corporation.

3.       These Amended and Restated Articles have been adopted and approved by holders of a majority of the outstanding voting shares of the corporation.

4.       The text of the Amended and Restated Articles of Incorporation is heretofore restated in its entirety and further amended to read as follows:

ARTICLES OF INCORPORATION

OF

JPX GLOBAL, INC.

ARTICLE I. NAME

The name of the corporation is JPX GLOBAL, INC. (the “Corporation”).

ARTICLE II. REGISTERED OFFICE

The name and address of the Corporation’s registered office in the State of Nevada is the Corporation Trust Company of Nevada, 701 S Carson Street, Carson City, Nevada 89701.

ARTICLE III. PURPOSE

The purpose or purposes of the corporation is to engage in any lawful act or activity for which corporations may be organized under Nevada Law.

ARTICLE IV. CAPITAL STOCK

The Corporation is authorized to issue two classes of shares to be designated, respectively, "Preferred Stock" and "Common Stock." The number of shares of Preferred Stock authorized to be issued is Forty Million (40,000,000). The number of shares of Common Stock authorized to be issued is One Billion Five Hundred Million (1,500,000,000). The Preferred Stock and the Common Stock shall each have a par value of $0.001 per share.

(A)       Provisions Relating to the Common Stock.

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(1)       Each holder of Common Stock is entitled to one vote for each share of Common Stock standing in such holder's name on the records of the Corporation on each matters submitted to a vote of the stockholders, except as otherwise required by law.

(B)       Provisions Relating to the Preferred Stock. The Board of Directors (the "Board") is authorized, subject to limitations prescribed by law and the provisions of this article 4, to provide for the issuance of the shares of Preferred Stock in one or more series, and by filing a certificate pursuant to the applicable law of the State of Nevada, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

(1)       The number of shares constituting that series and distinctive designation of that series;

(2)       The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which dates or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

(3)       Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(4)       Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board shall determine;

(5)       Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(6)       Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

(7)       The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of share of that series;

(8)       Any other relative or participation rights, preferences and limitations of that series;

(9)       If no shares of any series of Preferred Stock are outstanding, the elimination of the designation, powers, preferences, and right of such shares, in which event such shares shall return to their status as authorized but undesignated Preferred Stock.

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ARTICLE V. BOARD OF DIRECTORS

(A)             Number. The number of directors constituting the entire Board shall be as fixed from time to time by vote of a majority of the entire Board, provided, however, that the number of directors shall not be reduced so as to shorten the term of any director at the time in office.

(B)                           Vacancies.  Vacancies on the Board shall be filled by the affirmative vote of the majority of the remaining directors, though less than a quorum of the Board, or by election at an annual meeting or at a special meeting of the stockholders called for that purpose.

(D)       The election of directors need not be by written ballot.

ARTICLE VI. BYLAWS

In furtherance and not in limitation of the powers conferred by statute, the Board is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation.

ARTICLE VII. LIABILITY

To the fullest extent permitted by Nevada law as the same exists or as may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a director of the Corporation. Any amendment or repeal of this Article VII will not eliminate or reduce the affect of any right or protection of a director of the Corporation existing immediately prior to such amendment or repeal.

ARTICLE XIII. STOCKHOLDER MEETINGS

Meetings of stockholders may be held within or without the State of Nevada as the Bylaws may provide. The books of the Corporation may be kept outside the State of Nevada at such place or places as may be designated from time to time by the Board or in the Bylaws of the Corporation.

ARTICLE IX. AMENDMENT OF ARTICLES OF INCORPORATION

The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

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I, THE UNDERSIGNED, being the Secretary of JPX Global, Inc. pursuant to Chapter 78, Article 7 of Nevada Revised Statutes, hereby declare and certify, under penalties of perjury, that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 22nd day of August, 2017.

/s/ Chene Gardner___

Chene C. Gardner

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